ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT made as of October 15, 2012
AMONG:

MID AMERICAS CORP., a corporation incorporated under the laws of the country of Belize and having an office at Cor 12 Baymen Ave and Calle Al Mar, Belize City, Belize

("Mid America")

AND:

SWINGPLANE VENTURES, INC., a corporation incorporated under the laws of the State of Nevada and having an office at Punta Pacifica, Torres de las Americas, Piso 15, Torre A, Panama

 ("Swingplane")

WHEREAS:

A.
Mid America is a party to an option agreement dated April 23, 2012 (the “Original Property Agreement”) appended hereto as Schedule A and Amendment number 1 to the Original Property Agreement dated July 27, 2012 , appended hereto as Schedule B and amendment number 2 dated September 27, 2012 appended hereto as Schedule C (Amendment 1 and 2 are collectively the “Amendments”) to the Original Property Agreement pursuant to which Gunter Stromberger and Elsa Dorila Duarte Horta granted Mid America an option to acquire a 75% interest in certain mining concessions in Chile more particularly described in Schedule  “A” of the Original Property Agreement (the “Property”);

B.	Mid America wishes to transfer its rights in the Original Property Agreement and the Property to Swingplane in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. - INTERPRETATION 1.1 Definitions. In this Agreement:
(a)
“Shares” means fully paid and non-assessable common shares in the capital of Assignee, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(b)	“Dollar(s)” or “$” shall mean currency of the United States.

SECTION 2. - REPRESENTATIONS AND WARRANTIES

2.1           Swingplane hereby represents and warrants to Mid America that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)           its notice of articles or articles; or

(ii)           any other agreement to which it is a party.

2.2           Mid America hereby represents and warrants to Swingplane that:

(a)	it is a corporation duly incorporated and organized and validly existing under the country of Belize, Central America;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)            its notice of articles or articles; or

(ii)            any other agreement to which it is a party;

(d)
Mid America has to the date of this Agreement paid a total of $700,000 to Gunter Stromberger and Elsa Dorila Duarte Horta as required under the Original Property Agreement and shall pay an additional $250,000 to Gunter Stromberger and Elsa Dorila Duarte Horta as required under the Amendments;

(e)
Mid America acknowledges and agrees that the Shares will be issued in accordance with Regulation S and all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is Mid America’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

2.3           Each party's representations and warranties set out above will be relied on by the other party in entering into the Agreement and shall survive the execution and delivery of the Agreement. Each Party shall indemnify and hold harmless the other party for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the other party at any time as a result of any misrepresentation or breach of warranty arising under the Agreement.

SECTION 3. – GRANT AND PAYMENTS

3.1           Mid America hereby grants to Swingplane the sole and exclusive option to acquire all of Mid America’s right, title and interest in the Property, subject only to the consent of Gunter Stromberger and Elsa Dorila Duarte Horta to be delivered by Mid America to Swingplane on or before October 20, 2012, and hereby grants to Swingplane those rights more particularly described in the Original Property Agreement and the Amendments thereto.

3.2           In consideration of the transfer of the rights to the Option by Mid Americas, Swingplane will issue a total of 300,000,000 shares of its common stock to Mid Americas or its directed assignees, of which a total of 10,000,000 shares of common stock to be issued to Mid Americas shall be included for registration in the registration statement defined in 3.4 below;

3.3           As additional consideration, Swingplane shall cause the cancellation of a total of 337,500,000 of its common stock currently held by its sole officer and director;

3.4           Swingplane agrees to file a registration statement  with the requisite regulatory authorities to raise  up to $10,000,000 by way of the sale of up to 40,000,000 shares of the common stock of Swingplane,  of which no less than seventy-five percent of the funds raised under such registration statement shall be used to fund the required payments under the Original Property Agreement and the Amendments thereto;

3.4           Swingplane will have the right to terminate this Agreement at any time up to the date of the final payment by giving notice in writing of such termination to Mid America, and in the event of such termination, this Agreement will be of no further force and effect and the Original Property Agreement and the Amendments thereto shall revert to Mid America.

 SECTION 4. - CONFIDENTIALITY

4.1           All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

SECTION 5. - TERMINATION

5.1           In addition to any other termination provisions contained in this Agreement, this Agreement shall terminate if Swingplane should be in default in performing any requirement herein set forth or any requirement under the Original Property Agreement and the Amendments thereto and has failed to cure such default within 30 days after the receipt of a notice of default by Mid America.

SECTION 6 - OPERATOR

6.1    During the term of this Agreement, Swingplane  shall have the right to appoint the operator for purposes of developing and executing exploration programs on the Property.

SECTION 7 - GENERAL

7.1           Assignment.  Any assignment of any rights under this Agreement or in the Property shall be effected by delivering notice to that effect to the other party provided the assignee agrees in writing to be bound by the terms of this Agreement and the Original Property Agreement and Amendments thereto. No party shall be entitled to assign this Agreement or any rights hereunder in the Property without the prior written consent of the other party, such consent not to be unreasonably withheld. For greater certainty, nothing herein shall prevent any party from entering into any corporate reorganization, merger, amalgamation, takeover bid, plan of arrangement, or any other such corporate transaction which has the effect of, directly or indirectly, selling, assigning, transferring, or otherwise disposing of all or a part of the rights under this Agreement to a purchaser.  The parties acknowledge that Swingplane may incorporate a subsidiary in Chile and shall assign all rights to such subsidiary and that no approvals save for those required by Gunter Stromberger and Elsa Dorila Duarte Horta under the Original Property Agreement shall be required.

7.2           Binding.  This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.3           Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

7.4           Amendment.  No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by both parties.

7.5           Notice.  Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to Aldrin, Ryanwood or Universal, as the case may be, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

7.6           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

7.7           Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

7.8           Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.

7.9Time. Time is of the essence of this Agreement.

7.10           Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Nevada.

7.11           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

(END OF PAGE)

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.

MID AMERICAS CORP.

Per:          /s/ Mark C. Hulse
Authorized Signatory

SWINGPLANE VENTURES, INC.

Per:          /s/ Michel Voyer
Authorized Signatory